EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in and incorporated by reference in this Form 10-K, into Ruddick Corporation's previously filed Registration Statements on Form S-8, Registration No. 33-26302, No. 33-56567, No. 333-19085, No. 333-22659 and No.
333-53671. It should be noted that we have not audited any financial statements of the Company subsequent to September 27, 1998 or performed any audit procedures subsequent to the date of our report.

                                                       /s/ ARTHUR ANDERSEN LLP


Charlotte, North Carolina
December 28, 1998